UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2005

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2950 Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 26, 2005, Venoco, Inc. amended its policy regarding compensation of non-employee directors.  Under the new policy, Venoco will pay each of its non-employee directors an annual fee of $25,000, plus an annual fee of $5,000 for service on any board committee other than the audit committee, an annual fee of $10,000 for service on the audit committee and $1,000 for each board or committee meeting attended.  Venoco also approved the grant of six stock options to each non-employee director pursuant to its 2000 stock incentive plan and its standard form nonqualified stock option agreement.  The exercise price of the options is $80,000 per share.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 26, 2005, the board of directors of Venoco appointed Joel Reed as a director of the company.  Mr. Reed will serve on the company’s audit and corporate governance/nominating committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2005

VENOCO, INC.

	By:	/s/ David B. Christofferson
Name: David B. Christofferson
Title: Chief Financial Officer